Exhibit 10.1

DIAMOND OFFSHORE DRILLING, INC.

2021 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Amendment No. 1

This Amendment (this “Amendment”) to the Restricted Stock Award Agreement, dated as of May 8, 2021 (the “Award Agreement”) by and between Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), and Bernie Wolford, Jr. (the “Participant”) is made as of February 10, 2022 (the “Amendment Effective Date”). Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning assigned to such term in the Award Agreement.

WHEREAS, the Company desires to amend the Award Agreement to clarify that the Total Equity Value continues to be tested, and the Restricted Stock continues to be eligible to vest, following the Performance Measurement Date.

NOW, THEREFORE, the Award Agreement is hereby amended as follows:

1.
The following sentence shall be added immediately prior to the last sentence of Section 2(a) of the Award Agreement:

“For the avoidance of doubt, the Total Equity Value will continue to be tested following the Performance Measurement Date.”

2.
Except as specifically amended by this Amendment, the Award Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

DIAMOND OFFSHORE DRILLING, INC.

/s/ David L. Roland

Name: David L. Roland

Title: Senior Vice President, General Counsel and Secretary

PARTICIPANT

/s/ Bernie Wolford, Jr.

Name: Bernie Wolford, Jr.

DEPTS.00106